                                   EXHIBIT 11

                       OGDEN CORPORATION AND SUBSIDIARIES

     DETAIL OF COMPUTATION OF EARNINGS PER SHARE APPLICABLE TO COMMON STOCK



                                              FOR THE SIX MONTHS ENDED JUNE 30,
                             ----------------------------------------------------------------------
                                           2000                                1999
                             ---------------------------------- -----------------------------------
                                Loss       Shares     Per-Share    Income       Shares    Per-Share
                             (Numerator)(Denominator)  Amount   (Numerator)  (Denominator)  Amount
                             ---------- -------------  ------   -----------  -------------  ------
                                         (In Thousands, Except per Share Amounts)

Income (loss) from
continuing operations        $(14,588)                            $20,327
Less: preferred stock
dividends                          34                                  70
                             --------                             -------
Basic Earnings (Loss)
Per Share                     (14,622)      49,515      $(0.30)    20,257        49,043    $ 0.41
                              -------                   ------                             ------


Effect of Dilutive
Securities:

Stock options                                 (A)                                   498

Convertible preferred
stock                                         (A)                      70           250

6% convertible debentures                     (A)                                   (A)

5 3/4% convertible
debentures                                    (A)                                   (A)
                              --------      ------               --------        ------
Diluted Earnings (Loss)
Per Share                     $(14,622)     49,515      $(0.30)   $20,327        49,791    $ 0.41
                              --------      ------      ------   --------        ------    ------



(A) Anti-dilutive


    Note:
      Basic earnings per common share was computed by dividing net income, reduced by preferred stock dividend requirements, by the weighted average of the number of shares of common stock outstanding during each period.

      Diluted earnings per common share was computed on the assumption that all convertible debentures, convertible preferred stock, and stock options converted or exercised during each period, or outstanding at the end of each period were converted at the beginning of each period or the date of issuance or grant, if dilutive. The computation provides for the elimination of related convertible debenture interest and preferred dividends.

                                   EXHIBIT 11

                       OGDEN CORPORATION AND SUBSIDIARIES

                   DETAIL OF COMPUTATION OF EARNINGS PER SHARE






                                               FOR THE THREE MONTHS ENDED JUNE 30,
                                             2000                               1999
                                -----------------------------------  --------------------------------
                                    Loss       Shares     Per-Share   Income      Shares    Per-Share
                                (Numerator) (Denominator)  Amount   (Numerator) (Denominator) Amount
                                ----------- -------------  ------   ----------- ------------- ------
                                                   (In Thousands, Except for Share Amounts)

Income (loss) from
continuing operations              $(10,414)                            $16,268
Less: preferred stock
dividends                                17                                  35
                                   --------                             -------
Basic Earnings (Loss)
Per Share                           (10,431)    49,534        $(0.21)    16,233    49,126      $0.33
                                                              ------                           -----

Effect of Dilutive
Securities:
Stock options                                    (A)                                  503

Convertible preferred stock                      (A)                         35       249

6% convertible debentures                        (A)                                  (A)

5 3/4% convertible debentures                    (A)                                  (A)
                                  --------     ------                   -------    ------

Diluted Earnings (Loss)
Per Share                         $(10,431)    49,534         $(0.21)   $16,268    49,878      $0.33
                                  --------     ------         ------    -------    ------      -----


(A)   Anti-dilutive

    Note:
      Basic earnings per common share was computed by dividing net income, reduced by preferred stock dividend requirements, by the weighted average of the number of shares of common stock outstanding during each period.

      Diluted earnings per common share was computed on the assumption that all convertible debentures, convertible preferred stock, and stock options converted or exercised during each period, or outstanding at the end of each period were converted at the beginning of each period or the date of issuance or grant, if dilutive. The computation provides for the elimination of related convertible debenture interest and preferred dividends.